UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 13, 2010
Date of Report (Date of earliest event reported)

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Suite A1001-1002, Tower 16, Hengmao Int’l Center Nanchang City, Jiangxi Province, China		330003
(Address of principal executive offices)		(Zip Code)

86-791-6669093 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2010, AgFeed Industries, Inc., a Nevada corporation (the “Company”), entered into a Membership Purchase Agreement (the “Purchase Agreement”) with AF Sellco, LLC, a Delaware limited liability company (“Seller”).  Pursuant to the Purchase Agreement, the Company agreed to acquire (the “Transaction”) all of the outstanding equity interests of M2 P2, LLC, a Delaware limited liability company (“M2P2”).  The purchase price for the Transaction is approximately $25.6 million, subject to a post-closing adjustment in accordance with the Purchase Agreement, of which approximately $2.6 million will be deposited in an escrow account pursuant to the Purchase Agreement, which is to be applied towards to the purchase price of the Transaction.

The closing of the Transaction occurred on September 13, 2010.  At the closing of the Transaction, the Company delivered to Seller (i) an amount in cash equal to approximately $11.3 million, (ii) 1,194,641 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (iii) a promissory note in the amount of approximately $8.9 million (the “Seller Note”).  Concurrently, the Company deposited in an escrow account pursuant to an Escrow Agreement, dated as of September 13, 2010 (the “Escrow Agreement”), by and among the Company, Seller and JPMorgan Chase Bank, National Association, as escrow agent (i) an amount in cash equal to approximately $315,000, (ii) 137,737 shares of Common Stock, and (iii) a promissory note in the amount of approximately $986,000 (together with the Seller Note, the “Notes”).  In connection with the closing of the Transaction, the Company entered into a Pledge Agreement, dated as of September 13, 2010 (the “Pledge Agreement”), with Seller pursuant to which the Company agreed, under and subject to the terms and conditions of the Pledge Agreement, to pledge to Seller, and to grant to Seller, a perfected first-priority lien on and security interest in, all of the outstanding equity interests of M2P2 as collateral security for the Company’s obligations under the Notes.

The shares of Common Stock issued to Seller pursuant to the Purchase Agreement are subject to a lock-up period ending on the 18 month anniversary of the closing of the Transaction.  However, during this lock-up period, one-third of the such Common Stock shall be released from the lock-up restriction on each 6 month anniversary of the closing of the Transaction.

The Notes will bear interest at a rate of 8.0% per year, in each case payable quarterly in cash on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2010.  The Company will make interest only payments until June 30, 2012 and thereafter it will make amortizing principal and interest payments with the last payment due on September 30, 2020.

There are no material relationships among the Company and Seller or any of their respective affiliates, other than with respect to (i) the Purchase Agreement, the Pledge Agreement, the Escrow Agreement, the Notes, and the related ancillary agreements, (ii) the 19.9% interest of Seller in AgFeed International Protein Technology Corp. (“AFIPT”), a joint venture focused on enhancing hog production systems for Chinese and other Pan Asian clients based on modern western standards, and (iii) the service of Mr. Stadler on the Board of Directors of the Company beginning on September 15, 2010.  The Company owns a 65% interest in AFIPT and certain of its affiliates own the remaining 15.1% interest.

The foregoing descriptions of the Transaction, the Purchase Agreement, the Pledge Agreement, the Escrow Agreement, and the Notes do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and exhibits thereto, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

The Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Purchase Agreement contains representations and warranties that the parties thereto made to each other as of specific dates.  The assertions embodied in the representations and warranties in the Purchase Agreement were made solely for purposes of the Purchase Agreement and the transactions and agreements contemplated thereby among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materially different from those generally applicable to stockholders or may have been used for the purposes of allocating risk among the parties to the Purchase Agreement rather than establishing matters as fact.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 above is hereby incorporated by reference to this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 above is hereby incorporated by reference to this Item 3.02.  The Company issued the shares of Common Stock pursuant to the Purchase Agreement in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The Company relied on this exemption from registration based in part on the representations made by Seller in the Purchase Agreement.

The shares of Common Stock issued have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Based upon the recommendation of the Nominating and Corporate Governance Committee and pursuant to the terms of the Purchase Agreement, on September 15, 2010, following the Annual Meeting of Stockholders, the Board of Directors of the Company appointed John A. Stadler as a member of the Board of Directors of the Company with a term expiring at the 2011 annual meeting of stockholders.

Mr. Stadler will serve as a member on each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  Mr. Stadler has an equity interest in Seller.  Accordingly, other than the transactions discussed in Item 1.01 above, he does not have an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Stadler will receive an annual cash retainer of $70,000, paid in equal quarterly installments, and will otherwise be compensated for services as a director on the same basis as other non-employee directors of the Company, including eligibility to receive stock-based awards as may be approved from time to time by the Board of Directors of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 15, 2010, the Company held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the stockholders of the Company voted on the following proposals stated in the Proxy Statement dated August 2, 2010.

The proposals voted on and approved or disapproved by the stockholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The stockholders elected four individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Songyan Li, Ph.D.	10,952,364	1,089,921	19,398,317
K. Ivan F. Gothner	11,493,266	549,410	19,397,926
Junhong Xiong	10,974,036	1,068,640	19,397,926
Lixiang Zhang, Ph.D.	10,851,596	1,191,080	19,397,926

Proposal No. 2.  The stockholders approved the AgFeed Industries, Inc. 2010 Long-Term Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,296,423	1,640,690	105,361	19,397,928

Proposal No. 3.  The stockholders ratified the appointment of Goldman Kurland Mohidin LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,464,763	651,853	323,986	-

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

To be filed by amendment.

(b)	Pro forma financial information:

To be filed by amendment

(c)	Shell company transactions:

None.

(d)	Exhibits:

2.1	Membership Purchase Agreement, dated as of September 13, 2010, by and between AF Sellco, LLC and AgFeed Industries, Inc.

10.1	Form of Note, dated September 13, 2010, of AgFeed Industries, Inc. (incorporated by reference to Exhibit A to Exhibit 2.1 filed herewith).

10.2	Form of Pledge Agreement, dated as of September 13, 2010, by and between AF Sellco, LLC and AgFeed Industries, Inc. (incorporated by reference to Exhibit B to Exhibit 2.1 filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Dated: September 17, 2010

	By:	/s/ Gerard Daignault
Gerard Daignault
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Membership Purchase Agreement, dated as of September 13, 2010, by and between AF Sellco, LLC and AgFeed Industries, Inc.

10.1	Form of Note, dated September 13, 2010, of AgFeed Industries, Inc. (incorporated by reference to Exhibit A to Exhibit 2.1 filed herewith)

10.2	Form of Pledge Agreement, dated September 13, 2010, by and between AF Sellco, LLC and AgFeed Industries, Inc. (incorporated by reference to Exhibit B to Exhibit 2.1 filed herewith)